Exhibit 10.27

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT #3  TO

STT-MRAM JOINT DEVELOPMENT AGREEMENT

This Amendment #3  (the “Amendment No. 3”) is entered into by and between Everspin Technologies, Inc.  (“Everspin”), and GLOBALFOUNDRIES Inc.  (“GLOBALFOUNDRIES”), and amends and supplements that certain STT-MRAM Joint Development Agreement between the parties dated October 17, 2014, as amended (the “Agreement”).  This Amendment No. 3 is effective as of January 1, 2018 (the “Amendment Effective Date”).

WHEREAS Everspin and GLOBALFOUNDRIES have agreed  to modify the cost sharing associated with 28nm and 22nm Project Costs; and

WHEREAS Everspin and GLOBALFOUNDRIES wish to reduce the royalty percentages due for MRAM products manufactured by GLOBALFOUNDRIES;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

1.          All capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given such terms in the Agreement and, unless otherwise specified, references to Sections refer to Sections of the Agreement.

2.          Section 1.1 is deleted in its entirety and replaced with the following:

“The term of this Agreement shall have a period lasting five (5) years from the Effective Date; provided, however, that if the term of a duly executed Statement of Work extends beyond the term of this Agreement, this Agreement shall end three (3) months after such Statement of Work is completed, expires or is terminated.  During this three (3) month time frame, the Parties will discuss in good faith either a new development agreement for advanced STT-MRAM development or additional SOW’s to be executed under this Agreement.”

3.          The following shall be appended to the end of Section 2.4:

“Notwithstanding the escalation path described above,  [*] and [*] shall [*]; provided it is consistent with [*], such as [*], and/or [*].”

4.          The following shall be appended to the end of Section 3.2:

“Beginning in 2019, unless otherwise agreed upon by the Parties, Everspin will bear and pay exclusively for all Project Costs incurred for the [*] and GLOBALFOUNDRIES will bear and pay for all the Project Costs for the [*].”

5.          Section 3.7 is deleted in its entirety and replaced with the following:

“For Project Costs incurred in 2018 (“2018 Project Costs”), Everspin shall pay GLOBALFOUNDRIES a maximum of [*] pursuant to the business processes and terms outlined in Section 3.4 of the Agreement.”

6.          Section 7.1.3 is deleted in its entirety and replaced with the following:

“7.1.3   grant sublicenses thereunder (to the extent contained in the Design Information) solely to its customers, contractors, university collaborators and IP providers/EDA vendors, and to such customers’ contractors and IP providers/EDA vendors (collectively, “Everspin Sublicensees”), the sublicenses so granted to be of scope that includes only the GLOBALFOUNDRIES IP that is necessary to design, develop and test, or assist Everspin or Everspin customers with designing, developing and testing, STT-MRAM Devices to be manufactured solely by GLOBALFOUNDRIES, and that restricts such Everspin Sublicensees from using such GLOBALFOUNDRIES IP for any purposes other than designing, developing and testing, or assisting Everspin or Everspin customers with designing, developing and testing, such STT-MRAM Devices.  If such Everspin Sublicensees are universities, Everspin will notify GLOBALFOUNDRIES and any publication related to STT-MRAM design, development or testing allowed under this Section 7.1.3 shall include an acknowledgement to Everspin and/or GLOBALFOUNDRIES as relevant, and;”

7.          Section 7.2.3 is deleted in its entirety and replaced with the following:

“7.2.3   grant sublicenses thereunder (to the extent contained in the Design Information) to its Customers, contractors,  university collaborators and IP providers/EDA vendors, and to such customers’ contractors and IP providers/EDA vendors,  (collectively, “GLOBALFOUNDRIES Sublicensees”), the sublicenses so granted to be of scope that includes only the Everspin IP that is necessary to design, develop and test, or assist GLOBALFOUNDRIES or GLOBALFOUNDRIES Customers with designing, developing and testing, STT-MRAM Devices to be manufactured solely by GLOBALFOUNDRIES, and that restricts such GLOBALFOUNDRIES Sublicensees from using such Everspin IP for any purposes other than designing, developing and testing, or assisting GLOBALFOUNDRIES or GLOBALFOUNDRIES Customers with designing, developing and testing, such STT-MRAM Devices; provided that during the Exclusivity Period for any STT-MRAM Device no sublicense granted pursuant to this Section 7.2.3 shall include the ability for the third party to design and develop STT-MRAM Devices which [*].  If such GLOBALFOUNDRIES Sublicensees are universities, GLOBALFOUNDRIES will notify Everspin and any publication related to STT-MRAM design, development or testing allowed under this Section

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2.3 shall include an acknowledgement to Everspin and/or GLOBALFOUNDRIES as relevant, and”

8.          The following shall be added as Section 7.4.3:

“7.4.3.  In the event that, prior to the expiration of the relevant Exclusivity Period, GLOBALFOUNDRIES unilaterally and without prior warning, issues an end of life notice as permitted under the MA for an Everspin Discrete STT-MRAM Device, the Parties mutually agree (acting in good faith) to negotiate either (i) a  have-made license, which may include either license fees and/or royalties, to Everspin under the GLOBALFOUNDRIES IP to enable the manufacture of Discrete STT-MRAM Devices for Everspin, such license to include transition support if needed to enable another foundry, or (ii) another commercially reasonable plan to continue manufacture of such Discrete STT-MRAM Device by GLOBALFOUNDRIES for a minimum of [*] or until such date as another foundry has been identified and qualified for volume production.  Failure to come to mutual agreement on (i) or (ii) above shall not constitute a breach of the Agreement.  Neither Party will rely on the successful conclusion of such negotiations and any business decision either Party makes in anticipation of reaching agreement is at the sole risk of the Party making the decision, even if the other Party is aware of, or has indicated approval of, such decision.  Each Party will be responsible for its own expenses and costs related to these discussions and neither Party is authorized to make any commitments or statements on behalf of the other.”

9.          The following shall be added as Section 12.5:

“12.5.   Should Everspin terminate this Agreement for cause pursuant to Section 12.1.1 solely as a result of GLOBALFOUNDRIES’ breach of Section 7.4.3, then Sections 2.4, 3.4, 3.7, 4, 6 through 9 (other than 7.2, 7.3, 7.4, 7.6, 8.2 and 8.3), and 12 through 17 (other than 13.2), 20, 21.4, and 21.8 will survive expiration of this Agreement.”

10.        Section 17.1 is deleted in its entirety and replaced with the following :

“In the event GLOBALFOUNDRIES manufactures and sells or transfer wafers containing production qualified Embedded STT-MRAM Devices that utilize Design Information to Customers (“Royalty Wafer”), then pursuant to Section 17.4 GLOBALFOUNDRIES shall pay Everspin a royalty percentage of the net selling price, excluding all amounts for bump, packaging and test, for each Royalty Wafer as shown below (“Royalty Amount”).

17.1.1  For the first one thousand (1,000) Royalty Wafers sold or transferred to Customers, a royalty of [*]%.

17.1.2  For all Royalty Wafers sold or transferred to Customers during the [*] years following the period set forth in Section 17.1.1, a royalty of [*]%.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.1.3  For all Royalty Wafers sold or transferred to Customers during the [*] years following the period set forth in Section 17.1.2, a royalty of [*]%.

GLOBALFOUNDRIES’ obligation to pay any royalties to Everspin pursuant to this Agreement will terminate when the time period set forth in Section 17.1.3 has passed.”

11.        Miscellaneous

All references to the Agreement in any other document shall be deemed to refer to the Agreement as modified by this Amendment No. 3.  Except as modified by this Amendment No. 3, all of the terms and conditions of the Agreement shall remain in full force and effect.  In the event that the terms of this Amendment No. 3 conflict with the terms of the Agreement, the terms of this Amendment No. 3 shall control.

12.        EXECUTION

This Amendment No. 3 may be executed in any number of counterpart originals, each of which shall be deemed an original instrument for all purposes, but all of which shall comprise one and the same instrument.  This Amendment No. 3 may be delivered by electronic mail or facsimile, and a scanned version of this Amendment No. 3  shall be binding as an original.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Effective Date.

Everspin Technologies, Inc.		GLOBALFOUNDRIES Inc.

By:	/s/ Angelo Ugge	By:	/s/ David Bennett

Printed Name:	Angelo Ugge	Printed Name:	David Bennett

Title:	Vice President, Corp. Business Dev.	Title:	VP, Strategic Agreements & Initiatives

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.